REGISTRATION RIGHTS AGREEMENT

       This REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 18, 2002 between the investor or investors signatory hereto (each an "Investor" and together the "Investors") and Superconductor Technologies Inc., a Delaware corporation (the "Company") with reference to the following facts:
       A. Simultaneously with the execution and delivery of this Agreement, the Investors are purchasing from the Company, pursuant to a Securities Purchase Agreement dated the date hereof, as amended (the "Purchase Agreement"), (i) an aggregate of 21,096,954 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), and stock purchase warrants ("Warrants") to purchase 5,274,240 additional shares of Common Stock (the "Warrant Shares") (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement).
       B. The Company desires to grant to the Investors the registration rights set forth herein with respect to the Common Stock purchased pursuant to the Purchase Agreement and the Warrant Shares (hereinafter referred to as the "Stock" or "Securities" of the Company).
       NOW, THEREFORE, the parties hereto mutually agree as follows:
     1. Registrable Securities. As used herein the term "Registrable Security" means the Securities until (i) the Registration Statement has been declared effective by the Commission, and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 ("Rule 144") (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act") are met,
(iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.
     2. Restrictions on Transfer. Each Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. Each Investor understands that no disposition or transfer of the Securities may be made by Investor in the absence of (i) an opinion of counsel to the Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.
       With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:
        (a) comply with the provisions of paragraph (c)(1) of Rule
144; and
        (b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements.
     3.        Registration Rights With Respect to the Securities.
          3.1 The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within thirty (30) days after the Closing Date a registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3.3 hereof), in respect of the Investors, so as to permit a public offering and resale of the Securities under the Act by the Investors as selling stockholders and not as underwriters. The Company shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days from the Closing Date. The number of shares designated in the Registration Statement to be registered shall include the Shares and Warrant Shares. The Company will notify the Investors of the effectiveness of the Registration Statement within one Trading Day of such event.
          3.2 The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date the Investors receive an opinion of counsel to the Company that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or
(v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company (the "Effectiveness Period").
          3.3 All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3.1 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel. The Investors and their counsel shall have a reasonable period, not to exceed five (5) trading days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall upon request provide each Investor with copies of any comment letters received from the Commission with respect thereto within two (2) trading days of receipt thereof. The Company shall qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.
          3.4         The Company shall not be required by this
Section 3 to include any Investor's Securities in any Registration Statement which is to be filed if, in the opinion of counsel to the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Investors or transferees obtaining securities which are not "restricted securities" as defined in Rule 144 under the Securities Act.
          3.5 In the event that the Registration Statement to be filed by the Company pursuant to Section 3.1 above is not declared effective by the Commission within ninety (90) days from the Closing Date (a "Registration Default"), then the Company will pay each Investor as liquidated damages for such failure and not as a penalty five percent (5%) of the Purchase Price ("Liquidated Damages Amount"). If the Registration Statement is not declared effective by the Commission within one hundred twenty (120) days of Closing, then the Company shall pay each Investor a second Liquidated Damages Amount. Such payment of the liquidated damages shall be made to the Investors in cash, within five (5) calendar days of demand; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. If the Company does not remit the payment to the Investors as set forth above, the Company will pay the Investors reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit the Investors' other rights or remedies as set forth in this Agreement.
          3.6 No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Securities pursuant to this Section 3.
          3.7 If at any time or from time to time after the effective date of any Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined in Section 3.8 below), the Investors shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investors receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than thirty (30) days in the aggregate (90 days in the case of an acquisition requiring the filing of audited financial statements of the acquired business under Form 8-K) during any twelve month period, during the period the Registration Statement is required to be in effect. The Company must, if lawful, give the Investors notice in writing at least two (2) trading days prior to the first day of the blackout period.
          3.8 "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time.
     4. Cooperation with Company. The Investors will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information and confirmations reasonably requested by the Company or the Commission (which shall include all information regarding the Investors and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Investor to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Securities which the Commission will permit to be registered without naming the Investors as underwriters. Any delay or delays caused by the Investors by failure to cooperate as required hereunder shall not constitute a Registration Default.
     5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investors' assistance and cooperation as reasonably required with respect to each Registration
Statement:
          5.1 (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (b) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          5.2 (a) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investors as required by Section 3.3 and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (b) furnish to each Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Investor;
          5.3 register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors shall reasonably request (subject to the limitations set forth in Section 3.3 above), and do any and all other acts and things which may be necessary or advisable to enable each Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Investor;
          5.4 list such Registrable Securities on the Principal Market, if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;
          5.5 notify each Investor at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall use its best efforts to prepare and file a curative amendment under Section 5.1;
          5.6 as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;
          5.7 cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within five (5) trading days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors) an appropriate instruction and, to the extent necessary, an opinion of such counsel;
          5.8 take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;
          5.9 in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and
          5.10 maintain a transfer agent and registrar for its Common Stock.
     6.        Indemnification.
          6.1 To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Investors and each person, if any, who controls an Investor within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          6.2 To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Securities included in the Registration Statement giving rise to such indemnification obligation. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have.
          6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.
     7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which
(i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
       Notwithstanding any other provision of this Section 7, in no event shall any (i) Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.
     8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
(i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or
(iv) transmitted by facsimile, addressed as set forth in the Purchase Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed.
 Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.
     9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investors under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from an Investor, as otherwise permitted by the Purchase Agreement.
     10. Determinations. Except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Investors pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Investors (excluding Investors who are affiliates of the Company) that have invested more than fifty percent (50%) of the aggregate Investment Amounts invested by all Investors (excluding Investors who are affiliates of the Company).
     11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.
     12. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.
     13. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.
     14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Purchaser further agrees that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



           Signature Page to Registration Rights Agreement

       IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                                "COMPANY"

                                                SUPERCONDUCTOR
                                                TECHNOLOGIES INC.


                                                By:
                                                 M. Peter Thomas
                                                 President and Chief
                                                Executive Officer


RESIDENCE:  California                           JUPITER PARTNERS

Investment Amount:  $ 525,000
Common Shares:   552,632
Warrant Shares:    138,158                       By:
                                                              Alan R. Brudos, Partner
Address for Notice:
Jupiter Partners
c/o Bryan & Edwards
600 Montgomery St., 35th Floor
San Francisco, CA 94111



RESIDENCE:  California
                                                 WILLIAM C. EDWARDS TRUST UA 9/22/88
Investment Amount:  $  200,000
Common Shares:   210,526
Warrant Shares:       52,632
                                                 By:
Address for Notice:                              William C. Edwards, Trustee
William C. Edwards
3000 Sand Hill Road
Bldg.1   Suite 190
Menlo Park, CA 94025




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
RESIDENCE:  California                           CREE ADAMS EDWARDS, TRUSTEE, CREE & JENNIFER
                                                 EDWARDS FAMILY TRUST
Investment Amount:  $ 24,985
Common Shares:   26,300                          By:  Palo Alto Investors LLC
Warrant Shares:      6,575                       Title:  Investment Advisor

Address for Notice:                              By:  Palo Alto Investors
Mr. Will Edwards                                 Title:  Manager
Palo Alto Investors
470 University Avenue
Palo Alto, CA 94301                              By:
                                                 Name:  William L. Edwards
                                                 Title:     President



RESIDENCE:  California                           WILLIAM H. DRAPER REVOCABLE TRUST

Investment Amount:  $ 15,200                     By:  Palo Alto Investors LLC
Common Shares:        16,000                     Title:  Investment Advisor
Warrant Shares:            4,000
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301                              Name:  William L. Edwards
                                                 Title:     President



RESIDENCE:  California                           FRED M. GIBBONS

Investment Amount:  $ 25,460                     By:  Palo Alto Investors LLC
Common Shares:     26,800                        Title:  Investment Advisor
Warrant Shares:         6,700
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301                              Name:  William L. Edwards
                                                 Title:     President





RESIDENCE:  California                           PAUL C. EDWARDS

Investment Amount:  $ 24,985                     By:  Palo Alto Investors LLC
Common Shares:         26,300                    Title:  Investment Advisor
Warrant Shares:             6,575
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301                              Name:  William L. Edwards
                                                 Title:     President



RESIDENCE:  California                           UBTI FREE, L.P.

Investment Amount:  $ 47,025                     By:  Palo Alto Investors LLC
Common Shares:          49,500                   Title:  Investment Advisor
Warrant Shares:            12,375
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301                              Name:  William L. Edwards
                                                 Title:     President



RESIDENCE:  California                           WILLIAM C. EDWARDS REVOCABLE TRUST, U/A 9/22/88

Investment Amount: $172,345.20                   By:  Palo Alto Investors LLC
Common Shares:        181,416                    Title:  Investment Advisor
Warrant Shares:            45,354
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301                              Name:  William L. Edwards
                                                 Title:     President






RESIDENCE:  California                           ALLOY VENTURES 2002, L.P.

Investment Amount:  $6,740,301.80
Common Shares:   6,810,844
Warrant Shares:     1,702,711                    By:

Address for Notice:                                          Alloy Ventures 2002, LLC
John F. Shoch, Ph.D.                             Title:  General Partner
Alloy Ventures
480 Cowper Street, 2nd Floor                     Managing Member of
Palo Alto, CA 94301                              Alloy Ventures 2002, LLC



RESIDENCE:  California                           ALLOY PARTNERS 2002, L.P.

Investment Amount:  $174,698.35
Common Shares:   183,893
Warrant Shares:     45,973                       By:

Address for Notice:                                          Alloy Ventures 2002, LLC
John F. Shoch, Ph.D.                             Title:  General Partner
Alloy Ventures
480 Cowper Street, 2nd Floor                     Managing Member of
Palo Alto, CA 94301                              Alloy Ventures 2002, LLC



RESIDENCE:  Delaware                             WILMINGTON SECURITIES, INC.

Investment Amount:  $2,116,500
Common Shares:  2,227,895
Warrant Shares:      556,974                     By:

Address for Notice:                                          Andrew H. McQuarrie, President
Wilmington Securities, Inc.
824 Market Street, Suite 900
Wilmington, DE 19801
Attn:  Andrew H. McQuarrie



RESIDENCE:  Pennsylvania                         HENRY L. HILLMAN, ELSIE HILLIARD HILLMAN AND
                                                 C.G. GREFENSTETTE, TRUSTEES OF THE HENRY L.
Investment Amount:  $997,500                     HILLMAN TRUST U/A/T DATED NOVEMBER 18, 1985
Common Shares:    1,050,000
Warrant Shares:         262,500
                                                 By:
Address for Notice:
c/o Maurice J. White                                            C.G. Grefenstette, Trustee
The Hillman Company
1800 Grant Building
Pittsburgh, PA 15219



RESIDENCE:  Pennsylvania                         C.G. GREFENSTETTE AND L.M. WAGNER,
                                                 TRUSTEES U/A/T DATED DECEMBER 30, 1976 FOR THE
Investment Amount:   $49,000                     CHILDREN OF JULIET LEA HILLMAN SIMONDS
Common Shares:     51,579
Warrant Shares:      12,895
                                                 By:
Address for Notice:                                 C.G. Grefenstette, Trustee
c/o Maurice J. White
The Hillman Company                              By:
1800 Grant Building                                 L.M. Wagner, Trustee
Pittsburgh, PA 15219



RESIDENCE:  Pennsylvania                         C.G. GREFENSTETTE AND L.M. WAGNER,
                                                 TRUSTEES U/A/T DATED DECEMBER 30, 1976 FOR THE
Investment Amount:   $49,000                     CHILDREN OF AUDREY HILLMAN FISHER
Common Shares:     51,579
Warrant Shares:      12,895
                                                 By:
Address for Notice:
c/o Maurice J. White                                C.G. Grefenstette, Trustee
The Hillman Company
1800 Grant Building                              By:
Pittsburgh, PA 15219
                                                    L.M. Wagner, Trustee



RESIDENCE:  Pennsylvania                         C.G. GREFENSTETTE AND L.M. WAGNER,
                                                 TRUSTEES U/A/T DATED DECEMBER 30, 1976 FOR THE
Investment Amount:   $49,000                     CHILDREN OF HENRY LEA HILLMAN, JR.
Common Shares:     51,579
Warrant Shares:      12,895
                                                 By:
Address for Notice:
c/o Maurice J. White                                C.G. Grefenstette, Trustee
The Hillman Company
1800 Grant Building                              By:
Pittsburgh, PA 15219
                                                 L.M. Wagner, Trustee




RESIDENCE:  Pennsylvania                         C.G. GREFENSTETTE AND L.M. WAGNER,
                                                 TRUSTEES U/A/T DATED DECEMBER 30, 1976 FOR THE
Investment Amount:   $49,000                     CHILDREN OF WILLIAM TALBOTT HILLMAN
Common Shares:     51,579
Warrant Shares:      12,895
                                                 By:
Address for Notice:
c/o Maurice J. White                                C.G. Grefenstette, Trustee
The Hillman Company
1800 Grant Building                              By:
Pittsburgh, PA 15219
                                                    L.M. Wagner, Trustee



RESIDENCE:  New York                             SPECIAL SITUATIONS FUND III, L.P.

Investment Amount:  $1,646,825
Common Shares:  1,733,500
Warrant Shares:      433,375                     By:

Address for Notice:                              Name:  David Greenhouse
153 E. 53rd Street, 51st Floor                   Title:     General Partner
New York, NY 10022



RESIDENCE:  New York                             SPECIAL SITUATIONS FUND CAYMAN, L.P.

Investment Amount:  $789,165
Common Shares:  830,700
Warrant Shares:   207,675                        By:

Address for Notice:                              Name:  David Greenhouse
153 E. 53rd Street, 51st Floor                   Title:     General Partner
New York, NY 10022



RESIDENCE:  New York                             SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

Investment Amount:  $549,005
Common Shares:  577,900
Warrant Shares:   144,475                        By:

Address for Notice:                              Name:  David Greenhouse
153 E. 53rd Street, 51st Floor                   Title:     General Partner
New York, NY 10022






RESIDENCE:  New York                             SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

Investment Amount:  $300,010
Common Shares:  315,800
Warrant Shares:     78,950                       By:

Address for Notice:                              Name:  David Greenhouse
153 E. 53rd Street, 51st Floor                   Title:     General Partner
New York, NY 10022



RESIDENCE:  California                           MICRO CAP PARTNERS, L.P.

Investment Amount:  $1,000,000                   By:  Palo Alto Investors LLC
Common Shares:   1,052,632                       Title:  General Partner
Warrant Shares:    263,158
                                                 By:  Palo Alto Investors
Address for Notice:                              Title:  Manager
Mr. Will Edwards
Palo Alto Investors
470 University Avenue                            By:
Palo Alto, CA 94301
                                                 Name:  William L. Edwards
                                                 Title:     President



RESIDENCE:  British Columbia                     Her Majesty the Queen in Right of the Province
                                                 British Columbia
Investment Amount:  $95,000
Common Shares:   100,000                         By:  Wellington Management Company,  LLP
Warrant Shares:      25,000                      Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento
75 State Street                                  By:
Boston, MA  02109
                                                 Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel


RESIDENCE:  Michigan                             The Dow Chemical Employees' Retirement Plan

Investment Amount:  $285,000                     By:  Wellington Management Company,  LLP
Common Shares:   300,000                         Title:  Investment Adviser
Warrant Shares:       75,000

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel

RESIDENCE:  New York                             The Retirement Program Plan for Employees of
                                                 Union Carbide Corporation
Investment Amount:  $237,500
Common Shares:   250,000                         By:  Wellington Management Company,  LLP
Warrant Shares:     62,500                       Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento
75 State Street                                  By:
Boston, MA  02109
                                                 Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Singapore                            Government of Singapore Investment Corporation
                                                 Pte Ltd
Investment Amount:  $760,000.00
Common Shares:   800,000                         By:  Wellington Management Company,  LLP
Warrant Shares:    200,000                       Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP               By:
Attn:  Gina Di Mento
75 State Street                                  Name:  Julie A. Jenkins
Boston, MA  02109                                Title:     Vice President and Counsel



RESIDENCE:  Maryland                             Howard Hughes Medical Institute

Investment Amount: $318,250                      By:  Wellington Management Company,  LLP
Common Shares:   335,000                         Title:  Investment Adviser
Warrant Shares:      83,750

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  New York                             New York State Nurses Association Pension Plan

Investment Amount:  $184,300.00                  By:  Wellington Management Company,  LLP
Common Shares:   194,000                         Title:  Investment Adviser
Warrant Shares:      48,500

Address for Notice:
Wellington Management Company, LLP               By:
Attn:  Gina Di Mento
75 State Street                                  Name:  Julie A. Jenkins
Boston, MA  02109                                Title:     Vice President and Counsel


RESIDENCE:  Ohio                                 Ohio Carpenters' Pension Fund

Investment Amount:  $204,250                     By:  Wellington Management Company,  LLP
Common Shares:   215,000                         Title:  Investment Adviser
Warrant Shares:      53,750

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel


RESIDENCE:  Ohio                                 Laborers' District Council and Contractors' of
                                                 Ohio Pension Fund
Investment Amount:  $133,000
Common Shares:   140,000                         By:  Wellington Management Company,  LLP
Warrant Shares:    35,000                        Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento
75 State Street                                  By:
Boston, MA  02109
                                                 Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel




RESIDENCE:  Oregon                               Oregon Investment Council

Investment Amount:  $541,500                     By:  Wellington Management Company,  LLP
Common Shares:   570,000                         Title:  Investment Adviser
Warrant Shares:    142,500

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  New Jersey                           The Robert Wood Johnson Foundation

Investment Amount:  $332,500                     By:  Wellington Management Company,  LLP
Common Shares:   350,000                         Title:  Investment Adviser
Warrant Shares:      87,500

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel

RESIDENCE:  Massachusetts                        WTC-CIF Emerging Companies Portfolio

Investment Amount:  $228,000                     By:  Wellington Management Company,  LLP
Common Shares:   240,000                         Title:  Investment Adviser
Warrant Shares:       60,000

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Massachusetts                        WTC-CTF Emerging Companies Portfolio

Investment Amount:  $304,000                     By:  Wellington Management Company,  LLP
Common Shares:   320,000                         Title:  Investment Adviser
Warrant Shares:       80,000

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Australia                            Australian  Retirement Fund

Investment Amount:  $61,750                      By:  Wellington Management Company,  LLP
Common Shares:   65,000                          Title:  Investment Adviser
Warrant Shares:    16,250

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel


RESIDENCE:  Alberta, Canada                      TELUS Corporation

Investment Amount:  $6,650                       By:  Wellington Management Company,  LLP
Common Shares:   7,000                           Title:  Investment Adviser
Warrant Shares:    1,750

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Australia                            JB Were Global Small Companies Fund

Investment Amount:  $161,500                     By:  Wellington Management Company,  LLP
Common Shares:   170,000                         Title:  Investment Adviser
Warrant Shares:      42,500

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  New Zealand                          NZ Funds Global Small Companies Trust

Investment Amount:  $26,600                      By:  Wellington Management Company,  LLP
Common Shares:   28,000                          Title:  Investment Adviser
Warrant Shares:      7,000

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Australia                            Retail Employees' Superannuation Pty Ltd

Investment Amount:  $23,750                      By:  Wellington Management Company,  LLP
Common Shares:   25,000                          Title:  Investment Adviser
Warrant Shares:      6,250

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Pennsylvania                         SEI Institutional Investment Trust, Small Cap
                                                 Growth Fund
Investment Amount:  $332,500
Common Shares:   350,000                         By:  Wellington Management Company,  LLP
Warrant Shares:      87,500                      Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento
75 State Street                                  By:
Boston, MA  02109
                                                 Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel

RESIDENCE:  Pennsylvania                         SEI Institutional Managed Trust, Small Cap
                                                 Growth Fund
Investment Amount: $465,500
Common Shares:   490,000                         By:  Wellington Management Company,  LLP
Warrant Shares:      122,500                     Title:  Investment Adviser

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento
75 State Street                                  By:
Boston, MA  02109
                                                 Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Alberta, Canada                      TELUS Foreign Equity Active Pool

Investment Amount:  $23,750                      By:  Wellington Management Company,  LLP
Common Shares:   25,000                          Title:  Investment Adviser
Warrant Shares:      6,250

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Australia                            Telstra Super Pty Ltd

Investment Amount:  $33,250                      By:  Wellington Management Company,  LLP
Common Shares:   35,000                          Title:  Investment Adviser
Warrant Shares:      8,750

Address for Notice:
Wellington Management Company, LLP
Attn:  Gina Di Mento                             By:
75 State Street
Boston, MA  02109                                Name:  Julie A. Jenkins
                                                 Title:     Vice President and Counsel



RESIDENCE:  Ireland                              WMP (Dublin)   Global Smaller Companies Equity

Investment Amount:  $8,550                       By:  Wellington Management Company,  LLP
Common Shares:   9,000                           Title:  Investment Adviser
Warrant Shares:    2,250

Address for Notice:
Wellington Management Company, LLP               By:
Attn:  Gina Di Mento
75 State Street                                  Name:  Julie A. Jenkins
Boston, MA  02109                                Title:     Vice President and Counsel